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                                                                    EXHIBIT 10.1

[FOCAL LOGO]

                      NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT is made and entered into as of March 18, 2002 (the "AWARD DATE"), by and between Focal Communications Corporation, a Delaware corporation ("WE" or the "COMPANY"), and [**name] ("YOU" or the "OPTIONEE").

     WHEREAS, Optionee is an employee of the Company; and

     WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "COMMITTEE"), which administers the Company's 1998 Equity and Performance Incentive Plan (as this plan may be amended from time to time, the "PLAN"), has approved the award to Optionee of a non-qualified stock option to purchases shares of the common stock, $.01 par value per share, of the Company (the "COMMON STOCK"), on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. AWARD CERTAIN TERMS AND CONDITIONS.

     (a) GRANT OF STOCK OPTION. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to Optionee, as of the Award Date, a stock option (the "OPTION") to purchase [SHARES] shares of Common Stock (the "OPTION SHARES"). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price at which the Option Shares may be purchased pursuant to this Option shall be $4.53 per share, subject to adjustment as hereinafter provided (the "OPTION PRICE"). The Option shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code, or any successor provision thereto.

     (b) TERM OF OPTION. The term of the Option shall commence on the Award Date and shall expire ten years from the Award Date, subject to Section 6.

     (c) YOU ARE BOUND BY THE PLAN. A copy of the Plan is attached to this Agreement as Exhibit A. By signing this Agreement, you certify that you have completely and carefully reviewed this Agreement and the Plan. When you sign

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this Agreement, you agree to be bound by all of the terms of the Plan and this
Agreement. In the event of any inconsistency between this Agreement and the Plan, the Plan will govern.

     (d) RETENTION OF COMPANY'S RIGHTS. By signing this Agreement, you agree that nothing in this Agreement or in the fact that we have awarded you the Option Shares (i) entitles you to remain employed by the Company for any period of time or to continue to receive your present (or any other) rate of compensation, (ii) affects our right to terminate your employment at any time and for any reason, (iii) gives you the right to be selected at any time for future awards of Option Shares, or (iv) provides for any adjustment to the number of Option Shares upon the occurrence of any events, except as described in Section 3.

     2. VESTING OF OPTION SHARES.

     (a) VESTING SCHEDULE. Subject to the expiration or earlier termination of the Option, and except as otherwise provided in Sections 2(b) and 2(c), the Option shall vest and become exercisable with respect to the following percentages of the Option Shares on the following vesting dates, provided that Optionee is then employed by the Company and shall have been continuously employed by the Company from the Award Date through such dates:

-------------------------------- ------------------------------------------
                                 CUMULATIVE PERCENTAGE OF OPTION SHARES
VESTING DATE                     VESTED ON SUCH VESTING DATE
-------------------------------- ------------------------------------------
January 1, 2003                    25%
-------------------------------- ------------------------------------------
July 1, 2003                     37.5%
-------------------------------- ------------------------------------------
January 1, 2004                    50%
-------------------------------- ------------------------------------------
July 1, 2004                     62.5%
-------------------------------- ------------------------------------------
January 1, 2005                    75%
-------------------------------- ------------------------------------------
July 1, 2005                     87.5%
-------------------------------- ------------------------------------------
January 1, 2006                   100%
-------------------------------- ------------------------------------------

Notwithstanding the foregoing sentence, and except as otherwise provided herein, the above described vesting shall cease and no unvested Option Shares shall vest after the date on which your employment with the Company terminates for any reason.

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     (b) ACCELERATION OF VESTING UPON DISCHARGE IN ANTICIPATION OF OR FOLLOWING
A CHANGE IN CONTROL. If your employment is terminated by the Company in connection with or anticipation of a Change in Control, or if your employment is terminated by the Company or a Successor Entity (as defined in Section 7) at any time during the one-year period commencing on the date of a Change in Control, all unvested Option Shares shall automatically vest upon such termination of employment. For the purpose of this Section 2(b), your employment shall be deemed to have been terminated by the Company or a Successor Entity if your employment (i) is actually terminated by the Company or a Successor Entity other than for Cause or (ii) is terminated by you at any time during the one-year period commencing on the date of a Change in Control for Good Reason (as defined in Section 7).

     (c) ACCELERATION OF VESTING UPON RETIREMENT, DISABILITY, OR DEATH. In the event of (i) your retirement from the Company after attaining age 65, or, in the Committee's discretion, your retirement after attaining age 55 but not age 65,
(ii) your Disability (as defined in Section 7) if you become Disabled while an employee of the Company and such Disability results in your separation of employment from the Company, or (iii) your death if such death occurs while your are employed by the Company, all unvested Option Shares shall automatically vest and become immediately exercisable.

     (d) SUSPENSION OF VESTING. Notwithstanding anything to the contrary contained in this Agreement, no Option Shares will vest unless and until the Company's shareholders approve an amendment to the Plan to increase the number of shares of Common Stock authorized for issuance thereunder to accommodate the Option Shares to be issued under this Agreement and similar agreements that are being executed on or about the date of this Agreement. The Company intends to seek shareholder approval for such an amendment to the Plan at its Annual Meeting of Stockholders that is scheduled to be conducted in June 2002.

     3. ADJUSTMENTS. (a) In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, combination of shares, exchange of shares, change in corporate structure, or other change in the shares of Common Stock, the Committee may in its discretion make such adjustments in the number and type of Option Shares specified herein as it determines to be appropriate and equitable (and such adjustment will in no event be considered an amendment or modification of the Plan or of this Agreement). The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, will not affect, and no adjustment by reason thereof will be made with respect to, the Option Shares.

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     (b) Without limiting the foregoing, in the event of any merger, consolidation, or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, the Company's obligations regarding Option Shares granted hereunder and that are outstanding on the date of such event will, on such terms as may be determined by the Committee in its discretion prior to such event to be appropriate and equitable, be assumed by the surviving or continuing corporation or canceled in exchange for property (which may include cash and/or equity or securities convertible into equity of the surviving or continuing corporation).

     4. TRANSFERABILITY OF OPTION. The Option granted hereby shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of Optionee, only by Optionee or, in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of Optionee. Any purported transfer or encumbrance in violation of the provisions of this Section 4 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Option.

     5. NOTICE OF EXERCISE; PAYMENT. To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the Option Shares being exercised shall be tendered in full with the notice of exercise to the Company either (i) in cash or by check acceptable to the Company, (ii) by the tender to the Company of shares of Common Stock owned by Optionee for at least six months and registered in the name of Optionee having an aggregate fair market value on the date of exercise equal to the total Option Price, such fair market value to be determined based on the market value per Share on the date of exercise, (iii) by delivery of irrevocable instructions to a financial institution or broker to deliver promptly to the Company sale or loan proceeds with respect to the shares sufficient to pay the total Option Price, or (iv) by any combination of the payment methods specified in clauses (i) through (iii) hereof. Within ten days thereafter, the Company shall direct the due issuance of the Option Shares so purchased.

     6. CONDITIONS AND LIMITATIONS ON RIGHT TO EXERCISE OPTION. Notwithstanding the provisions of Sections 1(b) and 2:

     (a) Except as otherwise provided in Section 6(b), the Option may not be exercised unless Optionee is, at the time of exercise, an employee of the Company and has been employed by the Company continuously since the Award Date. If Optionee returns to active employment with the Company after having been on an approved leave of absence from the Company, Optionee shall be treated as if continuously employed during the period of such leave of absence. The Option may

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not, however, be exercised by Optionee while on a leave of absence from active employment with the Company, unless such exercise is expressly approved in writing by the Committee.

     (b)(i) If Optionee ceases to be employed by the Company (other than by reason of death, Disability, or retirement), the Option, to the extent Optionee was entitled to exercise it at the date of termination of employment, may be exercised at any time within 30 days after such termination but not after the date of termination of the Option. Any part of the Option not so exercised shall expire. Notwithstanding the foregoing, if Optionee's employment is terminated for Cause (as defined in Section 7), then the Option shall immediately terminate and be unexercisable.

     (ii) If Optionee retires after attaining age 65 all or any part of the Option that has not yet been exercised may be exercised at any time within three months after Optionee's retirement but not after the date of expiration of the Option.

     (iii) If Optionee retires after attaining age 55 but not age 65, the Committee, in its discretion, may permit all or any part of the Option that has not yet been exercised to be exercised within three months after Optionee's retirement but not after the date of expiration of the Option.

     (iv) If Optionee's employment is terminated by reason of death or Disability, and Optionee has been continuously employed by the Company for at least six months prior to the date of such termination, all of the Option that has not yet been exercised shall immediately vest and may be exercised at any time within 12 months after such termination but not after the date of expiration of the Option.

     7. DEFINITIONS.

     "CAUSE" means that Optionee shall have, in the reasonable determination of the chief executive officer of Focal or a Successor Entity, as the case may be:

     (a) committed a felony involving fraud, embezzlement, or theft or committed any other felony in a wrongful effort to further the Company's or such Successor Entity's business interests;

     (b) intentionally and wrongfully provided senior management or the Board of Directors of the Company with materially incorrect information;

     (c) failed to cooperate completely and honestly with any investigation by the Company or such Successor Entity of the Company's or such Successor Entity's activities or business practices, including without limitation, investigations by the Company's or such Successor Entity's human resources or legal personnel;

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     (d) reported to work under the influence of alcohol or illegal drugs;

     (e) committed intentional wrongful damage to the Company's or such Successor Entity's property;

     (f) committed intentional wrongful disclosure of material confidential information of the Company or such Successor Entity;

     (g) committed intentional wrongful engagement in any competitive activity against the Company;

     (h) intentionally, wrongfully, and materially violated one or more of Focal's policies (as posted on its internal website from time to time); or

     (i) otherwise engaged in a pattern of violation of Focal's policies (as posted on its internal website from time to time) after Optionee received written notice from the Company of its belief that he or she violated one or more policies specifying in reasonable detail the basis for such belief.

     "CHANGE IN CONTROL" means the occurrence of one of the following events:

     (a) Focal is merged or consolidated or reorganized with or into another corporation or other legal person, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities entitled to vote generally in the election of directors immediately prior to such transaction;

     (b) Focal sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Common Stock immediately prior to such sale or transfer;

     (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), as promulgated in each case pursuant to the Securities and Exchange Act of 1934, as amended, or any similar federal law then in effect (the "EXCHANGE ACT"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined in Rule 13d-3 promulgated under the Exchange Act or any successor rule or regulation promulgated thereunder) of securities representing 50% or more of the Voting Stock; or

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     (d) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors and any new directors whose election or nomination for election by Focal's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease for any reason to constitute a majority of the directors.

Notwithstanding the provisions of subparagraph (c) above, a "Change in Control" shall not be deemed to have occurred for the purposes of this Agreement (i) solely because Madison Dearborn Capital Partners or an affiliate thereof either files or becomes obligated to file a report on Schedule 13D (or any successor schedule or report), as promulgated pursuant to the Exchange Act, disclosing beneficial ownership by it of securities representing 50% or more of the Voting Stock, (ii) solely because Focal or any Focal-sponsored employee stock ownership plan or other employee benefit plan of Focal either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D,
Schedule 14D-1, Form 8-K, or Schedule 14A (or any successor schedule, form or report or item therein), as promulgated in each case pursuant to the Exchange Act, disclosing beneficial ownership by it of securities representing 50% or more of the Voting Stock or otherwise, or because Focal reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (iii) solely because of a change in control of any subsidiary.

     "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute.

     "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation, or any other change in the corporate structure or capital stock of the Company.

     "COMPANY" means Focal Communications Corporation, a Delaware corporation, and (except to the extent the context requires otherwise) any "subsidiary corporation" of Focal Communications Corporation, as such term is defined in
Section 424(f) of the Code.

     "DISABILITY" means your inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively your duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of six months, as determined by the Committee in its discretion.

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     "GOOD REASON" means:

(i) a material reduction in base or targeted bonus compensation (but not including any reduction related to a broader compensation or benefit reduction that is not limited to any particular employee), it being understood that a change in the form or measure of compensation, including but not limited to a change from salary-based compensation to commission-based compensation or a rearrangement of your compensation package to include a different combination of salary, bonus, commission, options, or other equity incentives, etc., shall not in and of itself constitute such a reduction; or

(ii) a relocation of your place of employment to a site that is more than 50 miles from your place of employment immediately prior to the Change in Control.

Notwithstanding the foregoing, an occurrence shall not constitute Good Reason unless you notify the Company or a Successor Entity in writing within 30 days of the occurrence that you consider the occurrence to be Good Reason and the Company or Successor Entity fails to cure such occurrence within 30 days after its receipt of such notice.

     "SUCCESSOR ENTITY" means a successor to the Company by merger, consolidation, or other business combination, or a purchaser of all or substantially all of the Company's assets or a majority of the Company's outstanding voting securities, as the case may be.

     "VOTING STOCK" means securities entitled to vote generally in the election of directors of Focal.

     8. TAXES AND WITHHOLDING. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of the Option, and the amounts available to the Company for such withholding are insufficient, Optionee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. Optionee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Option Shares that are issued or transferred to Optionee upon the exercise of the Option, and the Option Shares so surrendered by Optionee shall be credited against any such withholding obligation at the market value per Share of such shares on the date of such surrender.

     9. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; PROVIDED, HOWEVER, notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

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     10. MISCELLANEOUS PROVISIONS.

     (a) MANDATORY ARBITRATION. Subject to Section 10(g), all claims, disputes, controversies or other matters in question arising under or relating to this Agreement (collectively, "DISPUTES") will, if unable to be resolved within 10 days of preliminary negotiation between you and the Company, be resolved through binding arbitration in accordance with the commercial arbitration rules and practices of the American Arbitration Association. Such arbitration will be in Chicago, Illinois, or such other place as is mutually agreeable to you and the Company. The cost of each arbitration proceeding, including without limitation the arbitrator's compensation and expenses, hearing room charges, court reporter transcript charges, reasonable attorney fees and expenses, etc., will be allocated among the parties based upon the percentage which the portion of the contested amount in such Dispute not awarded to each party bears to the amount actually contested by such party. The parties hereto agree that, subject to
Section 10(g), mandatory arbitration under this Section 10(a) will be the sole and exclusive remedy for resolving and remedying all Disputes hereunder.

     (b) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (c) COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding between you and the Company concerning the grant of the Option and supersedes and preempts any prior understandings or agreements, written or oral, that address the grant of the Option to you.

     (d) COUNTERPARTS. This Agreement may be executed in separate counterparts.

     (e) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement will bind the parties hereto and their respective successors and assigns and will inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns whether so expressed or not.

     (f) CHOICE OF LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto will be governed by the internal law, and not the law of conflicts, of the State of Delaware.

     (g) EQUITABLE REMEDIES. You and we agree and acknowledge that money damages would not be an adequate remedy if you or any other holder of Option

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Shares were to breach any of the provisions of Section 4, and that the Company
(or any third-party beneficiary hereof) may obtain specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of Section 4 of this Agreement.

     (h) AMENDMENT, MODIFICATION, OR WAIVER. The provisions of this Agreement may be amended, modified, or waived only with the prior written consent of the Company and you.

     (i) NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when (i) delivered personally to the recipient, (ii) if faxed to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if faxed before 5:00 p.m. Chicago time on a business day, and otherwise on the next business day, or (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications will be sent to the following persons at the following addresses:

           TO THE COMPANY:
           Focal Communications Corporation
           200 North LaSalle Street
           Suite 1100
           Chicago, Illinois 60601
           Attention:   General Counsel
           Telephone:   312-895-8400
           Fax:         312-895-4229

           TO YOU:  at the address listed in the Company's records,

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     (j) NO RIGHTS AS STOCKHOLDER. You shall have none of the rights of a stockholder with respect to the shares of Common Stock subject to the Option until such shares are issued to you upon exercise of the Option.

     (k) AVAILABLE SHARES. Subject to Section 2(d), the Company shall at all times until the expiration of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of Option Shares deliverable upon the exercise of the Option.

     (l) RELATION TO OTHER BENEFITS. Any economic or other benefit to Optionee under this Agreement shall not be taken into account in determining any benefits to which Optionee may be entitled under any profit-sharing, retirement, or other benefit or compensation plan maintained by the Company and shall not affect the

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amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company.

     (m) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                       FOCAL COMMUNICATIONS CORPORATION

                                       By: /s/Robert C. Taylor, Jr.
                                          -----------------------------------
                                          Robert C. Taylor, Jr.
                                          Chairman & Chief Executive Officer

                                       OPTIONEE

                                       --------------------------------------


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